                                                                    Exhibit 99.8

                                 WHX CORPORATION

                       [__________] SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                         BENEFICIAL OWNER ELECTION FORM

      I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of WHX CORPORATION common stock, par value
$0.01 per share (the "Common Stock"), issuable upon the exercise of subscription rights ("Subscription Rights").

      In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated [______] [__], 2007 (the
"Prospectus") and the related Instructions for Use of WHX Subscription
Certificate.

      BOX 1.  / /  Please do not exercise Subscription Rights for shares of
                   Common Stock.

      BOX 2.  / /  Please exercise Subscription Rights for me (us) and purchase shares of the Common Stock as set forth below:

                            NUMBER        SUBSCRIPTION
                            OF SHARES     PRICE                     PAYMENT
Basic Subscription Rights
                                        X $[___]                 =  $         (line 1)
Oversubscription Rights
                                        X $[___]                 =  $         (line 2)
                                        Total payment required
                                        (sum of line 1 and 2)    =  $

      BOX 3a. / /  The purchase of shares pursuant to the Subscription Rights
                   (whether basic or oversubscription) would result in my (our)
                   owning, either directly or indirectly, of record or
                   beneficially, more than 1,200,000 shares of Common Stock, and
                   I have indicated below the number of shares of Common Stock I
                   (we) would so own in the space below.
                   ___________shares of Common Stock
              OR
      BOX 3b. / /  I (we) certify that the purchase of shares of Common Stock pursuant to the Subscription Rights (basic or
                   oversubscription) will not result in my (our) owning either directly or indirectly, of record or beneficially, more than
                   1,200,000 shares of Common Stock.
      BOX 4.  / /  Payment in the following amount is enclosed: $__________
                   (This amount must equal the amount set forth under "Total
                   payment required" above)
      BOX 5.  / /  Please deduct payment from the following account maintained by you as follows:
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Type of Account:                           Account No.:
                -------------------------               ------------------------

Amount to be deducted: $
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Signature                                   Date

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